First Citizens BancShares

Third Quarter 2020 Earnings

October 16, 2020

First Citizens BancShares

Forward-Looking Statements

- This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens BancShares, Inc. ("BancShares"). Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "targets," "designed," "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares' current expectations and assumptions regarding BancShares' business, the economy, and other future conditions.
- Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares' future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the impacts of the global COVID-19 pandemic on BancShares' business, the financial success or changing conditions or strategies of BancShares' customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, the delay in closing (or failure to close) one or more of BancShares' previously announced acquisition transaction(s), the failure to realize the anticipated benefits of BancShares' previously announced acquisition transaction(s), and general competitive, economic, political, and market conditions, as well as risks related to the proposed transaction with CIT Group Inc. ("CIT") including, in addition to those described above and among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed transaction may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where BancShares and CIT do business, (2) disruption to BancShares' and CIT's businesses as a result of the announcement and pendency of the proposed transaction and diversion of management's attention from ongoing business operations and opportunities, (3) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement, (4) the risk that the integration of BancShares' and CIT's operations will be materially delayed or will be more costly or difficult than expected or that BancShares and CIT are otherwise unable to successfully integrate their businesses, (5) the failure to obtain the necessary approvals of the stockholders of BancShares and/or CIT, (6) the outcome of any legal proceedings that may be instituted against BancShares and/or CIT, (7) the failure to obtain required governmental approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), (8) reputational risk and potential adverse reactions of BancShares' and/or CIT's customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the proposed transaction, (9) the failure of any of the closing conditions in the definitive merger agreement to be satisfied on a timely basis or at all, (10) delays in closing the proposed transaction, (11) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by BancShares' issuance of additional shares of its capital stock in connection with the proposed transaction, (13) general competitive, economic, political and market conditions, (14) other factors that may affect future results of BancShares including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, and (15) the impact of the global COVID-19 pandemic on CIT's business, the parties' ability to complete the proposed transaction and/or any of the other foregoing risks.
- Except to the extent required by applicable law or regulation, BancShares disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding BancShares and factors which could affect the forward-looking statements contained herein can be found in BancShares' Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020, and its other filings with the Securities and Exchange Commission.

Third Quarter Earnings Highlights

$ in thousands	3Q20	3Q19	Increase (Decrease) $	Increase (Decrease) %
Net interest income	$ 353,659	$ 336,425	$ 17,234	5.1 %
Noninterest income	120,572	100,930	19,642	19.5
Noninterest expense	291,662	270,425	21,237	7.9
Pre-provision net revenue[(1)]	**182,569**	**166,930**	**15,639**	**9.4**
Provision for loan losses	4,042	6,766	(2,724)	(40.3)
Income before taxes	**178,527**	**160,164**	**18,363**	**11.5**
Income taxes	35,843	35,385	458	1.3
Net income	**142,684**	**124,779**	**17,905**	**14.3**
Preferred dividends	4,636	—	4,636	—
Net income available to common shareholders	**$ 138,048**	**$ 124,779**	**$ 13,269**	**10.6 %**

Key Financial Ratios & Metrics	3Q20	3Q19
Earnings per share	$ 14.03	$ 11.27
Return on average assets	1.18 %	1.32 %
Return on average equity	14.93 %	13.83 %
Net interest margin	3.06 %	3.77 %
Efficiency ratio [(1)]	62.44 %	60.79 %
Net charge-off ratio [(2)]	0.03 %	0.10 %
Effective tax rate	20.08 %	22.09 %

Highlights

- Net interest income includes $28.9 million in SBA-PPP related interest and fee income.
- Noninterest income was favorably impacted by a $20.3 million increase in gain on sale of securities and a $5.7 million increase in mortgage income, partially offset by a $6.3 million decrease in service charges on deposits.
- Noninterest expense increased primarily due to a $12.9 million increase in personnel expense and a $4.7 million increase in processing fees paid to third parties.
- No additional provision adjustments for COVID-19 were made in 3Q20. For the year, $36.1 million in additional provision expense has been recognized as a COVID-19 reserve build.
- The effective tax rate for the current quarter was favorably impacted by an allowable alternative for computing the 2020 federal income tax liability related to prior FDIC-assisted acquisitions.

(1) For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.
(2) Net charge-off ratio shown net of SBA-PPP loans that are guaranteed by the SBA. See appendix for Non-GAAP calculation.

Quarterly Net Interest Income and Margin Trends ($ in 000s)

Net Interest Income & Margin [(1)]



$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
4.00%
3.00%
2.00%
1.00%
0.00%
3.77%
3.64%
3.59%
3.51%
3.55%
3.40%
3.14%
3.04%
3.06%
2.96%
$337,322
$16,450
$320,872
$328,045
$11,813
$316,232
$339,174
$18,544
$320,630
$337,965
$14,441
$323,524
$354,256
$14,996
$339,260
3Q19
4Q19
1Q20
2Q20
3Q20
NII (exc. PCD) (2)
PCD NII
NIM
NIM (exc. PCD) (2)

Rate/Volume Analysis ($ in thousands)

	3Q20		2Q20		3Q19		Change vs. 2Q20	Change vs. 3Q19
	Avg. Balance	Yield/ Rate	Avg. Balance	Yield/ Rate	Avg. Balance	Yield/ Rate	Yield/ Rate	Yield/ Rate
Loans and leases	$ 32,694,996	4.06 %	$ 31,635,958	4.10 %	$ 26,977,476	4.61 %	(0.04)%	(0.55)%
Investment securities	9,930,197	1.50	8,928,467	1.64	6,956,981	2.32	(0.14)	(0.82)
Overnight investments	2,992,183	0.10	2,231,356	0.10	1,359,522	2.09	—	(1.99)
Total interest earning assets	**$ 45,617,376**	**3.24 %**	**$ 42,795,781**	**3.38 %**	**$ 35,293,979**	**4.06 %**	**(0.14)%**	**(0.82)%**
Interest-bearing deposits	23,625,139	0.23 %	22,426,564	0.32 %	19,610,739	0.44 %	(0.09)%	(0.21)%
Securities sold under customer repurchase agreements	710,237	0.22	659,244	0.24	533,371	0.40	(0.02)	(0.18)
Other short-term borrowings	—	—	45,549	2.16	23,236	3.50	(2.16)	(3.50)
Long-term borrowings	1,256,331	2.15	1,275,928	2.26	384,047	3.51	(0.11)	(1.36)
Total interest bearing liabilities	**$ 25,591,707**	**0.32 %**	**$ 24,407,285**	**0.42 %**	**$ 20,551,393**	**0.50 %**	**(0.10)%**	**(0.18)%**

Highlights

Current Quarter vs. Linked Quarter

- Net interest income increased $16.3 million, or by 4.8%.
- Increase primarily due to higher loan interest income, driven by SBA-PPP loan income ($9.9 million impact) as well as a decrease in interest expense on deposits ($4.4 million impact).
- Loan interest income included $28.9 million and $19.0 million in interest and fee income on SBA-PPP loans for 3Q20 and 2Q20, respectively.
- Net interest margin decreased 8 bps to 3.06%. See next page for margin rollforward.

Current Quarter vs. Same Quarter-Year Ago

- Net interest income increased $16.9 million, or by 5.0%.
- Increase primarily due to higher loan interest income, driven by SBA-PPP loan income, organic and acquisition-related loan growth, and lower rates paid on interest bearing deposits; partially offset by a decline in the yield on earning assets and higher borrowing balances.
- Lower interest expense on deposits of $8.3 million was driven by lower rates paid, partially offset by higher volume from organic growth and acquisitions.
- Net interest margin decreased 71 bps to 3.06%. See next page for margin rollforward.

(1) Tax-equivalent (TE) net income, TE yields and TE net interest margin presented above
(2) For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.

Net Interest Margin Rollforward- Drivers of Margin Compression

NIM Rollforwards

2Q20 to 3Q20


3.14%
(10) bps
(7) bps
+5 bps
+3 bps
+1 bps
3.06%
2Q20
Loans (Yield/Mix)
Investments (Yield/Mix)
Deposit Cost
SBA-PPP
Debt Volume
3Q20

3Q19 to 3Q20


3.77%
(40) bps
(27) bps
(18) bps
+12 bps
+4 bps
(2) bps
3.06%
3Q19
Loans (Yield/Mix)
Investments (Yield/Mix)
Overnight Investment Yield
Deposit Cost
SBA-PPP
Debt Volume
3Q20

Highlights

Current Quarter vs. Linked Quarter

- 8 bps decline comprised of:
  - ~ (10) bps related to loan yield;
  - ~ (7) bps related to investment yield; partially offset by:
  - ~ 5 bps related to lower rate paid on deposits;
  - ~ 3 bps related to SBA-PPP yield.

Current Quarter vs. Same Quarter-Year Ago

- 71 bps decline comprised of:
  - ~ (40) bps related to loan yield;
  - ~ (27) bps related to investment yield;
  - ~ (18) bps related to overnight investment yield; partially offset by:
  - ~ 12 bps related to lower rate paid on deposits;
  - ~ 4 bps related to SBA-PPP yield.

Noninterest Income

Summary ($ in millions)



$100
$25
$27
$16
$6
$7
$13
$6
Core: $94
$104
$24
$27
$18
$6
$5
$13
$11
Core: $93
$63
$26
$26
$18
$6
$5
$14
$(32)
Core: $95
$165
$22
$18
$18
$5
$10
$14
$78
Core: $87
$121
$26
$21
$20
$7
$13
$15
$19
Core: $102
3Q19
4Q19
1Q20
2Q20
3Q20
Wealth maangement
Service charges on deposits
Cardholder services (net)
Merchant services (net)
Mortgage
Other income (core)
Other income (non-core)(1)

Highlights

Current Quarter vs. Linked Quarter

Noninterest income decreased by $44.8 million primarily due to:

- $67.3 million decrease in the fair market value adjustment on marketable equity securities; partially offset by:
- $7.7 million increase in gain on sale of AFS securities;
- $4.0 million increase in wealth income. 2Q20 brokerage income was negatively impacted by branch closures related to COVID-19;
- $3.3 million increase in mortgage income due to higher gains on sale;
- $6.9 million increase in service charges on deposits and net card and merchant revenue. Increase mostly attributable to COVID-19's negative impact on 2Q20.

Current Quarter vs. Same Quarter-Year Ago

Noninterest income increased by $19.6 million primarily due to:

- $20.3 million increase in gain on sale of AFS securities;
- $5.7 million increase in mortgage income; partially offset by:
- $6.3 million decrease in service charges on deposits. Decline mostly attributable to the impact of COVID-19.

Noninterest income category totals might not foot due to rounding.

(1) Other income (non-core) includes FMV adjustments on marketable equity securities, realized gains (losses) on AFS securities, and acquired recoveries (that prior to the adoption of CECL were reported in noninterest income. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.

Noninterest Expense

Summary ($ in millions)



$270
$8
$39
$57
$166
Core: $262
3Q19
$293
$11
$51
$57
$174
Core: $282
4Q19
$299
$8
$52
$55
$184
Core: $291
1Q20
$292
$8
$49
$58
$177
Core: $284
2Q20
$292
$7
$49
$57
$179
Core: $285
3Q20
Personnel
Other expenses (core)
Occupancy
Other expenses (non-core)(1)

Efficiency Ratio Trending (2)

	3Q19	4Q19	1Q20	2Q20	3Q20
Efficiency Ratio	60.79 %	66.78 %	67.18 %	66.75 %	62.44 %

Highlights

Current Quarter vs. Linked Quarter

Noninterest expense was relatively unchanged. Notable variances include:

- $2.1 million increase in personnel expense, primarily driven by an increase in health insurance claims; partially offset by:
- $1.1 million decrease in non-core other expenses primarily driven by a decrease in merger-related expenses.
- $0.9 million decrease in occupancy and equipment expense as a result of repairs made in 2Q20;

Expect continued cost reductions for the remainder of 2020 following the conversion of two acquired banks and additional personnel savings, partially offset by continued investment in digital and technological capabilities. Normalized noninterest expense run rate is $96 - $97 million per month.

Current Quarter vs. Same Quarter-Year Ago

Noninterest expense increased by $21.2 million primarily due to:

- $12.9 million increase in personnel expense includes approximately $4.5 million from the impact of acquisitions;
- $4.7 million increase in processing fees paid to third parties reflecting continued investments in digital and technological capabilities.

Efficiency ratio was 62.44% in 3Q20, up from 60.79% in 3Q19. The increase was due to net revenue growth of 5.5% (primarily SBA-PPP and improved deposit cost) versus noninterest expense growth of 8.4% (primarily higher personnel expense).

Efficiency ratio was 62.44% in 3Q20, down from 66.75% in 2Q20. The increase was due to net revenue growth of 7.3% (primarily SBA-PPP and improved deposit cost) versus noninterest expense growth of 0.4%.

Noninterest expense category totals might not foot due to rounding.
(1) Other expenses (non-core) include merger expenses and intangible amortization.
(2) For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.

Third Quarter Balance Sheet

$ in millions	3Q20	2Q20	3Q19	Change vs. 2Q20	Change vs. 3Q19
Assets					
Cash and due from banks	$ 352	$ 389	$ 289	$ (37)	$ 63
Overnight investments	3,138	3,108	950	30	2,188
Investment securities	9,861	9,508	7,168	353	2,693
Loans held for sale	120	108	83	12	37
Non-PCD loans	32,349	31,888	26,683	461	5,666
PCD loans	496	530	513	(34)	(17)
Loans and leases	32,845	32,418	27,196	427	5,649
Less allowance for credit losses	(224)	(222)	(227)	(2)	3
Net loans and leases	32,621	32,196	26,969	425	5,652
Other assets	2,575	2,557	2,289	18	286
Total assets	**$ 48,667**	**$ 47,866**	**$ 37,748**	**$ 801**	**$ 10,919**
Liabilities and shareholders' equity					
Noninterest-bearing	$ 18,235	$ 18,149	$ 12,967	$ 86	$ 5,268
Interest-bearing	24,016	23,330	19,776	686	4,240
Deposits	42,251	41,479	32,743	772	9,508
Other liabilities	2,342	2,396	1,437	(54)	905
Shareholders' equity	4,074	3,991	3,568	83	506
Total liabilities and shareholders' equity	**$ 48,667**	**$ 47,866**	**$ 37,748**	**$ 801**	**$ 10,919**
Key Financial Ratios					
Book value per share (1)	$ 380.43	$ 367.57	$ 327.86	$ 12.86	$ 52.57
Tangible book value per share (1)	341.21	328.44	296.67	12.77	44.54
Loan to deposit ratio (2)	77.74 %	78.16 %	83.06 %	(0.42)%	(5.32)%
ACL to total loans and leases					
PCD	5.07	5.07	1.34	—	3.73
Non-PCD (1)	0.68	0.68	0.82	—	(0.14)
Total	0.75	0.76	0.83	(0.01)	(0.08)
Noninterest bearing deposits to total deposits	43.16	43.76	39.60	(0.60)	3.56

Highlights

3Q20 vs 2Q20

- Investment portfolio and overnight investments increased by $353 million and $30 million, respectively, funded primarily by growth in demand deposits. New investments consist primarily of MBS's.
- Loans increased by $427 million, or by 5.2% annualized, driven by growth in the owner-occupied commercial real estate segment.
- Deposits increased by $772 million, or by 7.4% annualized, driven by growth in money market accounts of $358 million and checking with interest accounts of $300 million.

3Q20 vs 3Q19

- Investment portfolio and overnight investments increased by $2.7 billion and $2.2 billion, respectively, funded primarily by growth in demand deposits. New investments consist primarily of MBS's and CMO's.
- Loans increased by $5.6 billion, or by 20.8%, primarily due to $3.1 billion in SBA-PPP loans, $1.6 billion in organic growth (6.1% YoY growth), and $889 million in loans from acquisitions[3].
- Deposits increased by $9.5 billion, or by 29.0%, driven by $6.9 billion in organic growth (21.2% YoY growth), $1.3 billion in estimated SBA-PPP deposits, and $1.3 billion in deposits from acquired banks[3].
  - $6.9 billion in organic growth driven by increases of $3.7 billion in demand deposits, $1.9 billion in money markets, $1.7 billion in checking with interest, and $0.5 billion in savings, partially offset by a decrease in time deposits of $0.8 billion.
- Other liabilities increased by $905 million, primarily due to growth in FHLB advances of $463 million, subordinated debentures of $355 million, and customer repurchase agreements of $172 million.

First Citizens BancShares

forever first

(1) For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.
(2) Loan to deposit ratio excluding SBA-PPP loans and deposit balances would be 72.60% and 76.22% for 3Q20 and 2Q20, respectively. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.
(3) Acquired banks include Entegra and Gwinnett.

Loans by Type

Period-end Loan Balances

Loan Composition ($ in millions)


$33,000
$30,000
$27,000
$24,000
$21,000
$18,000
$15,000
$12,000
$9,000
$6,000
$3,000
$0
$27,197
$514
1.9%
$9,364
34.4%
$17,319
63.7%
$28,882
$559
1.9%
$9,771
33.8%
$18,552
64.3%
$29,241
$560
1.9%
$9,794
33.5%
$18,887
64.6%
$32,418
$3,084
9.5%
$531
1.7%
$9,731
30.0%
$19,072
58.8%
$32,845
$3,113
9.5%
$496
1.5%
$9,735
29.6%
$19,501
59.4%
3Q19
4Q19
1Q20
2Q20
3Q20
Commercial
Consumer
PCD loans
SBA-PPP

Highlights

Quarter to Date Annualized and Year over Year Growth

Total Loans 3Q20 vs. 2Q20: 5.2%

Total Loans 3Q20 vs. 3Q19: 20.8%

Adjusted Loans[1] 3Q20 vs. 3Q19: 6.1%

3Q20 vs. 2Q20

- Loans increased $427 million, or by 5.2% on an annualized basis, driven primarily by growth in the commercial loan segment.
- Commercial growth was primarily driven by an increase in owner-occupied commercial real estate.

3Q20 vs. 3Q19

- Loans increased $5.6 billion, or by 20.8%, primarily due to $3.1 billion in SBA-PPP loans, $1.6 billion in organic growth, and $889.3 million in loans from acquisitions[2].
- Excluding the impact of SBA-PPP loans and acquisitions[2], total loan growth was $1.6 billion, or 6.1%.
- Commercial loan growth was driven primarily by owner-occupied commercial real estate loans.

First Citizens BancShares

forever first

Loan category totals might not foot due to rounding.
(1) Adjusted for SBA-PPP and acquisitions. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.
(2) Acquired banks include Entegra and Gwinnett.

SBA-PPP

SBA-PPP loans extended to over 23 thousand clients, with total loan proceeds of $ 3.2 billion(1)

- Average loan size of approximately $138 thousand.
- 92.2% of overall SBA-PPP loans and 48.1% of outstanding dollars extended to clients with a loan size of less than $350 thousand.
- Loans greater than $2 million represented 0.6% of overall SBA-PPP loans and 15.6% of loan balances.
- Geographic concentration of SBA-PPP loans was in line with existing commercial portfolio distribution:
  - 46% of SBA-PPP total loans extended in NC markets, 18% in SC markets, 12% in non-Carolina East coast markets, and 24% in non-East Coast markets.
- Primary industry concentration of SBA Loans was Medical (17%), Construction Industry (14%), Professional Services (11%), Dental (9%), Service (7%) and Hospitality (5%).

As of 9/30/2020
$ in millions

Loan Size	# of Loans	% of Units	$ of Loans	% of Loans	SBA Fee %	Total Fees
< $ 350k	21,552	92.3%	$ 1,542.8	48.1%	5.00%	$ 77.1
$ 350k - $2mm	1,653	7.1	1,168.3	36.4%	3.00	35.1
> $ 2 mm	147	0.6	499.8	15.5%	1.00	5.0
Total	**23,352**	**100.0%**	**$ 3,210.9**	**100.0%**	**3.65%**	**$ 117.2**

First Citizens BancShares

forever first

(1) Total SBA-PPP loan origination volume was $3.2 billion. SBA-PPP related outstanding loan balances as of September 30, 2020 are $3.1 billion, consisting of $3.2 billion in gross loans net of $0.1 billion in related deferred fees.

Payment Extension Program

As of September 30th, 2020, payment extensions were active on 1,147 accounts with $467 million in outstanding balances (1.6% of total loans).

— Extensions were initially made to performing clients, on a 60 or 90 day basis. As of September 30th, payment extensions were active on 1,147 accounts, and $467 million in outstanding balances. Compared to 2Q20, this represents a 92% reduction in loan outstandings on the payment extension program.

— As of September 30th, 4.6% of completed payment extensions have requested additional payment extensions, with 52% of second requests having already exited the additional extension period.

— Of the $467 million portfolio that are currently on an active payment extension as of September 30, 2020, $252 million (54%) are on an additional extension beyond the first 90 days.

— As of September 30th, the $6.2 billion portfolio of accounts that are no longer in active payment extension mirrored the full FCB portfolio in 30 days past due delinquency (0.8% of total outstandings).

— Payment extension requests dropped significantly from the peak in 2Q20, during which time approximately 12,900 account requests were processed, to approximately 1,300 requests processed in 3Q20, a quarter to quarter reduction of approximately 90%. .

Number of Monthly Payment Extension Requests


2
7,749
9,815
2,126
973
682
375
278
February
March
April
May
June
July
August
September

Allowance for Credit Losses (ACL)

Portfolio metrics remain stable and net charge-offs remain stable.

Allowance Rollforward

$ in thousands		Non-PCD		PCD		Total
ACL as of December 31, 2019	**$**	**217,605**	**$**	**7,536**	**$**	**225,141**
Day 1 CECL implementation [1]		(56,925)		19,001		(37,924)
Day 1 CECL beginning balance	$	160,680	$	26,537	$	187,217
Charge-offs		(32,247)		(3,010)		(35,257)
Recoveries		12,456		5,378		17,834
Net (charge-offs) recoveries	$	(19,791)	$	2,368	$	(17,423)
Reserve build - COVID-19		35,788		271		36,059
Reserve build - Other		22,132		(5,242)		16,890
Acquired loans - initial PCD ACL		—		1,193		1,193
ACL as of September 30, 2020	**$**	**198,809**	**$**	**25,127**	**$**	**223,936**

Allowance ratios [2]	CECL Day 1	1Q '20	2Q '20	3Q '20
ACL to Non-PCD Loans	0.57 %	0.64 %	0.68 %	0.68 %
ACL to PCD Loans	4.75	4.80	5.07	5.07
Total	0.65 %	0.72 %	0.76 %	0.75 %

Highlights

	3Q '20	4Q '20	1Q '21	2Q '21	3Q '21
GDP (Real GDP)	17,997	18,348	18,626	18,838	19,032
GDP (Change % Y/Y)	-5.98%	-4.70%	-2.03%	9.48%	5.75%
Unemployment	10.81%	9.07%	8.67%	7.62%	7.24%

- Results incorporate third-party macroeconomic scenarios adjusted based on management's expectations over a 24-month reasonable and supportable forecast period, calibrated to COVID industry and geographic risk.
- Credit quality and portfolio composition have remained essentially unchanged.
- ACL/Loans[2] (excluding SBA-PPP) declined by 1 bp from the previous quarter.
- ACL incorporates $36.1 million in reserve build related to COVID-19 year-to-date, with no additional COVID-19 reserves in 3Q20.
- Net charge-off ratio[2] (excluding SBA-PPP) decreased from 10 bps in YTD 2019 to 8 bps in YTD 2020 and from 10 bps in 3Q19 to 3 bps in 3Q20.
- ACL represents 9.375 times annualized year-to-date net charge-offs.

First Citizens BancShares

forever first

(1) The Company's adoption of the new CECL accounting standard effective January 1, 2020 measures the allowance based on management's best estimate of lifetime expected credit losses inherent in the Company's lending activities. Prior periods presented reflect measurement of the allowance based on management's estimate of probable incurred credit losses.
(2) Net charge-off and allowance ratios exclude SBA-PPP loans. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.

Credit Quality Metrics

Net Charge-Offs (NCO) & Ratio [1]


Quarterly Provision Expense
$6,766
$7,727
$28,355
$20,552
$4,042
$10,000
$7,500
$5,000
$2,500
$0
$ in thousands
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
$6,524
$9,411
$7,506
$7,361
$2,556
0.10%
0.14%
0.10%
0.10%
0.03%
3Q19
4Q19
1Q20
2Q20
3Q20
NCO $
NCO Ratio

Allowance & Allowance Ratio [1]


$250,000
$225,000
$200,000
$175,000
$150,000
$125,000
$ in thousands
3.00%
2.00%
1.00%
0.00%
$226,825
$6,867
$219,958
$225,141
$7,536
$217,605
$209,259
$26,916
$182,343
$222,450
$26,928
$195,522
$223,936
$25,127
$198,809
0.83%
0.78%
0.72%
0.76%
0.75%
3Q19
4Q19
1Q20
2Q20
3Q20
Non-PCD ACL
PCD ACL
Allowance Ratio

Nonperforming Assets & Ratio


$300,000
$200,000
$100,000
$0
$ in thousands
1.50%
1.00%
0.50%
0.00%
$155,898
$168,280
$230,278
$251,641
$239,243
0.57%
0.58%
0.79%
0.77%
0.73%
3Q19
4Q19
1Q20
2Q20
3Q20
Nonperforming $
Nonperforming Ratio

Highlights

- Quarterly average net charge-offs declined from the previous quarter.
- Provision for 3Q20 did not include any additional COVID-19 reserve build. The total COVID-19 related reserve build for year-to-date was $36.1 million.
- Portfolios are performing very well; however, the impacts of SBA-PPP and Payment Extensions are potentially delaying signs of credit deterioration.
- As part of the adoption of CECL in 1Q20, loans transferred from performing PCI pools into non-accrual status contributed $27.5 million to NPAs as of September 30, 2020. The remainder of the increase was primarily related to acquired loans.

(1) Net charge-off and allowance ratios exclude SBA-PPP loans. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.

Deposits by Type

Period-end Deposit Balances

Deposit Composition ($ in millions)



$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$32,743
$3,569
10.9%
$8,731
26.7%
$7,476
22.8%
$12,967
39.6%
$34,431
$3,838
11.1%
$9,382
27.3%
$8,284
24.1%
$12,927
37.5%
$35,347
$3,620
10.3%
$9,834
27.8%
$8,204
23.2%
$13,689
38.7%
$41,479
$3,277
7.9%
$10,997
26.5%
$9,056
21.8%
$18,149
43.8%
$42,251
$3,140
7.4%
$11,520
27.3%
$9,356
22.1%
$18,235
43.2%
3Q19
4Q19
1Q20
2Q20
3Q20
Demand deposits
Checking with interest
Money market & savings
Time deposits

Highlights

Quarter to Date Annualized and Year over Year Growth

Total Deposits 3Q20 vs. 2Q20: 7.4%

Total Deposits 3Q20 vs. 3Q19: 29.0%

Adjusted Deposits(1) 3Q20 vs. 3Q19: 21.2%

3Q20 vs. 2Q20

- Increase of $772 million, or by 7.4% on an annualized basis, driven by growth in money market accounts of $358 million and checking with interest accounts of $300 million.

3Q20 vs. 3Q19

- Increase of $9.5 billion, or by 29.0%, driven by a $5.3 billion or 40.6% increase in demand deposits.
- Excluding the impact of estimated SBA-PPP deposits totaling $1.3 billion and deposits from acquisitions(2) of $1.3 billion, deposits grew by $6.9 billion, or 21.2%. The $6.9 billion in organic growth is driven by increases of $3.7 billion in demand deposits, $1.9 billion in money markets, $1.7 billion in checking with interest, and $0.5 billion in savings, partially offset by a decrease in time deposits of $0.8 billion driven by maturing higher rate deposit accounts.

Deposit category totals might not foot due to rounding.
(1) Adjusted for SBA-PPP and acquisitions. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix.
(2) Acquired banks include Entegra and Gwinnett.

Funding Mix

Summary ($ in millions)

($ in millions)	3Q20		2Q20		3Q19		Change vs. 2Q20	Change vs. 3Q19
Total deposits	$ 42,251	95.6 %	$ 41,479	95.4 %	$ 32,743	97.1 %	$ 772	$ 9,508
Securities sold under customer repurchase agreements	694	1.6	740	1.7	522	1.6	(46)	172
FHLB advances	655	1.5	658	1.5	193	0.6	(3)	462
Subordinated debt	504	1.1	504	1.2	149	0.4	—	355
Unsecured borrowings	93	0.2	97	0.2	112	0.3	(4)	(19)
Total borrowed funds and deposits	**$ 44,197**	**100.0 %**	**$ 43,478**	**100.0 %**	**$ 33,719**	**100.0 %**	**$ 719**	**$ 10,478**



0.50%
0.51%
0.54%
0.42%
0.32%
0.44%
0.45%
0.45%
0.32%
0.23%
0.26%
0.27%
0.28%
0.18%
0.13%
Cost of interest bearing liabilities
Cost of interest bearing deposits
Cost of deposits



$33,719
$35,758
$37,289
$43,478
$44,197
3Q19: 0.3%, 0.4%, 0.6%, 1.6%, 97.1%
4Q19: 0.4%, 0.5%, 1.6%, 1.2%, 96.3%
1Q20: 0.3%, 1.4%, 2.1%, 1.4%, 94.8%
2Q20: 0.2%, 1.2%, 1.5%, 1.7%, 95.4%
3Q20: 0.2%, 1.1%, 1.5%, 1.6%, 95.6%
3Q19
4Q19
1Q20
2Q20
3Q20
Unsecured borrowings
Subordinated debt
FHLB advances
Securities sold under customer repurchase agreements
Total deposits

Highlights

3Q20 vs. 2Q20

- Deposits represented 95.6% of our funding mix, relatively unchanged from 95.4%.
- Cost of interest bearing liabilities decreased 10 bps from 2Q20 to 3Q20 driven by:
  - Decrease in the cost of interest bearing deposits of 9 bps and total cost of deposits of 5 bps.
  - Decrease in the cost of interest bearing deposits was primarily due to the maturity of higher-rate time deposits and a reduction in money market rates.

3Q20 vs. 3Q19

- Deposits represented 95.6% of funding, down from 97.1%, primarily due to an increase in FHLB advances and the issuance of subordinated debt in 1Q20.
- Cost of interest bearing liabilities decreased 18 bps from 3Q19 to 3Q20 driven by:
  - Decrease in the cost of interest bearing deposits of 21 bps and total cost of deposits of 13 bps.
  - Decrease in the cost of interest bearing deposits was primarily due to the maturity of higher-rate time deposits and a reduction in money market rates.

Capital Ratios

Net income impact offset by return of capital to shareholders through repurchases and balance sheet growth.

	Total Risk-Based Capital	Tier 1 Risk-Based Capital	Common Equity Tier 1	Tier 1 Leverage
December 31, 2019	**12.12 %**	**10.86 %**	**10.86 %**	**8.81 %**
Net income	1.14	1.14	1.14	0.93
Preferred stock offering	1.10	1.10	—	0.90
Sub-debt issuance	1.14	—	—	—
Stock repurchases	(1.08)	(1.08)	(1.08)	(0.88)
Change in RWA/AA	(0.67)	(0.55)	(0.51)	(1.17)
CECL implementation	(0.06)	0.12	0.12	0.10
Common dividends	(0.04)	(0.04)	(0.04)	(0.03)
Preferred dividends	(0.03)	(0.03)	(0.03)	(0.03)
Acquisitions	(0.07)	(0.06)	(0.05)	(0.21)
SBA-PPP change in assets	—	—	—	(0.63)
Other	0.15	0.02	0.02	0.01
September 30, 2020	**13.70 %**	**11.48 %**	**10.43 %**	**7.80 %**
Change since Q4 2019	**1.58 %**	**0.62 %**	**(0.43)%**	**(1.01)%**

Highlights

- Year-to-date net income of $353.6 million contributed to a 114 bps increase in the total risk-based capital ratio.
- The issuance of sub-debt and preferred stock in the first quarter of 2020 increased the Tier 1 risk-based capital and total risk-based capital ratios by 110 bps and 224 bps, respectively.
- Year-to-date share repurchases of $333.8 million contributed to a 108 bps decrease in the total risk-based capital ratio.
- The SBA-PPP program, with $3.1 billion in outstanding balances, decreased the Tier 1 leverage ratio by 63 bps; the Tier 1 leverage ratio would be 8.43% at September 30, 2020 without the impact of the SBA-PPP program.

Looking Ahead- Outlook for the Remainder of 2020

Highlights	Commentary
Net interest income and margin	▪ Decline in net interest margin mostly behind us. ▪ Deposit costs expected to continue to decline offsetting some of the low interest rate headwind. ▪ Net Interest income- flat to slight increase as recognition of SBA-PPP interest and fee income is partially offset by declining earning asset yields.
Noninterest income	▪ Core noninterest income is expected to increase relative to 3Q20 levels, as continued signs of improvement occurred through September. Levels will depend on the severity of the COVID-19 pandemic and its impact on the economy moving forward. ▪ Continue to assess strategic opportunities to recognize investment portfolio gains.
Provision and Asset Quality	▪ Net charge-off ratio expected to increase slightly as the positive temporary impact of SBA-PPP loan proceeds and payments extensions subside. ▪ Further reserve builds not expected; however, this will depend on the economic recovery and the severity of COVID-19 on it.
Noninterest expense & Income taxes	▪ Noninterest expense expected to decline based on personnel hiring freeze and conversion of acquired banks. Monthly run rate expected in the $96 - $97 million range following conversions. ▪ Income tax rate expected to be lower over the next quarter compared to same-quarter prior year due to impact of tax deductions discussed previously.
Loans and Deposits	▪ Core loan growth, excluding the impact of SBA-PPP loan forgiveness, expected to be low single digit growth due to economy and reduced loan demand. ▪ Total deposits expected to decrease slightly remainder of the year due to seasonal declines and clients continuing to utilize SBA-PPP proceeds.

Appendix

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

Income statement data In thousands		September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Pre-Provision Net Revenue						
Income before income taxes	$	178,527	190,565	74,085	131,528	160,164
Provision for credit losses		4,042	20,552	28,355	7,727	6,766
Pre-provision net revenue (Non-GAAP)	$	182,569	211,117	102,440	139,255	166,930
Adjusted Net Interest Income (TE)						
Total net interest income (TE)	$	354,256	337,965	339,174	328,045	337,322
Less: Interest income related to PCD loans (TE)		14,996	14,441	18,544	11,813	16,450
Adjusted net interest income (TE) (Non-GAAP)	$	339,260	323,524	320,630	316,232	320,872
NIM Excluding PCD						
Adjusted net interest income (TE) (Non-GAAP)	$	339,260	323,524	320,630	316,232	320,872
Adjusted average interest earning assets (Non-GAAP)		45,104,000	42,249,000	37,474,000	35,537,000	34,764,000
NIM excluding PCD		2.96%	3.04%	3.40%	3.51%	3.64%
Other Income (non-core)						
Securities gains (losses)	$	21,425	13,752	19,795	260	1,136
Fair value adjustments on securities		(2,701)	64,570	(51,408)	7,120	(967)
Acquired recoveries on PCD loans		-	-	-	3,621	5,611
Other income (non-core) (Non-GAAP)	$	18,724	78,322	(31,613)	11,001	5,780
Other Expenses (non-core)						
Merger related expense	$	3,507	4,369	4,232	7,471	3,892
Amortization of core deposit and other intangible assets		3,752	3,956	4,143	3,959	4,191
Other expenses (non-core) (Non-GAAP)	$	7,259	8,325	8,375	11,430	8,083
Adjusted Noninterest Income						
Total noninterest income	$	120,572	165,402	64,011	104,393	100,930
Less: Securities gains (losses)		21,425	13,752	19,795	260	1,136
Less: Fair value adjustments on securities		(2,701)	64,570	(51,408)	7,120	(967)
Less: Acquired recoveries on PCD loans		-	-	-	3,621	5,611
Adjusted noninterest income (Non-GAAP)	$	101,848	87,080	95,624	93,392	95,150
Adjusted Noninterest Expense						
Total noninterest expense	$	291,662	291,679	299,971	292,262	270,425
Less: Merger related expense		3,507	4,369	4,232	7,471	3,892
Less: Amortization of core deposit and other intangible assets		3,752	3,956	4,143	3,959	4,191
Adjusted noninterest expense (Non-GAAP)	$	284,403	283,354	291,596	280,832	262,342
Efficiency Ratio						
Adjusted noninterest expense (numerator)	$	284,403	283,354	291,596	280,832	262,342
Net interest income		353,659	337,394	338,400	327,124	336,425
Adjusted noninterest income		101,848	87,080	95,624	93,392	95,150
Denominator	$	455,507	424,474	434,024	420,516	431,575
Efficiency ratio (Non-GAAP)		62.44%	66.75%	67.18%	66.78%	60.79%

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

Balance sheet data In millions		September 30 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Loan to Deposit Ratio						
Total deposits	$	42,251	41,479	35,347	34,431	32,743
Estimated SBA-PPP driven deposits		1,299	2,992	-	-	-
Deposits excluding SBA-PPP driven deposits	$	40,952	38,487	35,347	34,431	32,743
Loan balance without SBA-PPP	$	29,732	29,334	29,241	28,881	27,197
Deposits excluding SBA-PPP driven deposits		40,952	38,487	35,347	34,431	32,743
Loan to deposit ratio excluding SBA-PPP		72.60%	76.22%	82.73%	83.88%	83.06%
Allowance Ratios						
Total loans	$	32,845	32,418	29,241	28,881	27,197
SBA-PPP loans		3,113	3,084	-	-	-
Loan balance without SBA-PPP	$	29,732	29,334	29,241	28,881	27,197
Allowance for credit losses	$	224	222	209	225	227
Loan balance without SBA-PPP		29,732	29,334	29,241	28,881	27,197
Adjusted allowance ratio		0.75%	0.76%	0.72%	0.78%	0.83%
Average total loans held for investment balance	$	32,578	31,539	29,032	27,433	26,910
Average SBA-PPP loans		3,097	1,916	-	-	-
Average loan balance without SBA-PPP	$	29,481	29,623	29,032	27,433	26,910
Net charge-offs	$	3	7	8	9	7
Average loan balance without SBA-PPP		29,481	29,623	29,032	27,433	26,910
Adjusted net charge-off ratio		0.03%	0.10%	0.10%	0.14%	0.10%
Tangible Assets						
Total assets	$	48,667	47,866	41,594	39,824	37,748
Goodwill		(350)	(350)	(350)	(349)	(297)
Core deposit and other intangible assets		(35)	(38)	(42)	(43)	(43)
Total tangible assets (Non-GAAP)	$	48,282	47,477	41,202	39,432	37,409
Per share data (In Thousands)						
Total shareholders' equity	$	4,074,415	3,991,444	3,957,520	3,586,184	3,568,482
Preferred stock		(339,937)	(339,937)	(339,958)	-	-
Total common equity		3,734,478	3,651,507	3,617,562	3,586,184	3,568,482
Shares outstanding		9,816	9,934	10,280	9,934	10,884
Book value per share	$	380.43	367.57	351.90	361.00	327.86
Total shareholders' equity	$	4,074,415	3,991,444	3,957,520	3,586,184	3,568,482
Preferred stock		(339,937)	(339,937)	(339,958)	-	-
Goodwill		(350,298)	(350,298)	(350,084)	(349,398)	(296,764)
CDI and other intangibles		(34,687)	(38,439)	(42,395)	(43,386)	(42,717)
Tangible equity	$	3,349,493	3,262,770	3,225,083	3,193,400	3,229,001
Shares outstanding		9,816,405	9,934,105	10,280,105	9,934,105	10,884,005
Tangible book value per share	$	341.21	328.44	313.72	321.46	296.67

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

Balance sheet data (Continued) In millions	September 30 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Adjusted Average Interest Earning Assets					
Average interest earning assets	$ 45,617	42,796	38,004	36,033	35,294
Less: Average PCD loans	513	547	530	496	530
Adjusted average interest earning assets (Non-GAAP)	$ 45,104	42,249	37,474	35,537	34,764
Adjusted Average Total Loans					
Average loans and leases	$ 32,695	31,636	29,098	27,508	26,977
Less: Average PCD loans	513	547	530	496	530
Adjusted average total loans excl. PCD (Non-GAAP)	$ 32,182	31,089	28,568	27,012	26,447
Total Common Equity					
Shareholders' equity	$ 4,074	3,991	3,958	3,586	3,568
Preferred stock	(340)	(340)	(340)	-	-
Common equity	3,734	3,651	3,618	3,586	3,568
Goodwill	(350)	(350)	(350)	(349)	(297)
Core deposit and other intangible assets	(35)	(38)	(42)	(43)	(43)
Total tangible common equity (Non-GAAP)	$ 3,349	3,263	3,225	3,193	3,229

Consolidated Financial Highlights- Earnings

(Dollars in thousands, except share data; unaudited)	Three months ended September 30, 2020	Three months ended June 30, 2020	Three months ended September 30, 2019	Nine months ended September 30 2020	Nine months ended September 30 2019
SUMMARY OF OPERATIONS					
Interest income	$ 374,334	$ 363,257	$ 362,318	$ 1,107,150	$ 1,049,963
Interest expense	20,675	25,863	25,893	77,697	65,718
Net interest income	353,659	337,394	336,425	1,029,453	984,245
Provision for credit losses	4,042	20,552	6,766	52,949	23,714
Net interest income after provision for credit losses	349,617	316,842	329,659	976,504	960,531
Noninterest income	120,572	165,402	100,930	349,985	311,468
Noninterest expense	291,662	291,679	270,425	883,312	811,479
Income before income taxes	178,527	190,565	160,164	443,177	460,520
Income taxes	35,843	36,779	35,385	89,538	105,023
Net income	$ 142,684	$ 153,786	$ 124,779	$ 353,639	$ 355,497
Less: Preferred stock dividends	4,636	4,790	—	9,426	—
Net income available to common shareholders	$ 138,048	$ 148,996	$ 124,779	$ 344,213	$ 355,497
Net interest income, taxable equivalent	$ 354,256	$ 337,965	$ 337,322	$ 1,031,395	$ 986,896
PER COMMON SHARE DATA					
Net income	$ 14.03	$ 14.74	$ 11.27	$ 33.96	$ 31.50
Cash dividends on common shares	0.40	0.40	0.40	1.20	1.20
Book value at period-end	380.43	367.57	327.86	380.43	327.86

Consolidated Financial Highlights- Balance Sheet and Selected Ratios

(Dollars in thousands, except share data; unaudited)	Three months ended September 30, 2020	Three months ended June 30, 2020	Three months ended September 30, 2019	Nine months ended September 30 2020	Nine months ended September 30 2019
CONDENSED BALANCE SHEET					
Cash and due from banks	$ 352,419	$ 389,233	$ 288,933	$ 352,419	$ 288,933
Overnight investments	3,137,945	3,107,575	949,899	3,137,945	949,899
Investment securities	9,860,594	9,508,476	7,167,680	9,860,594	7,167,680
Loans and leases	32,845,144	32,418,425	27,196,511	32,845,144	27,196,511
Less allowance for credit losses	(223,936)	(222,450)	(226,825)	(223,936)	(226,825)
Other assets	2,694,707	2,664,935	2,372,126	2,694,707	2,372,126
Total assets	$ 48,666,873	$ 47,866,194	$ 37,748,324	$ 48,666,873	$ 37,748,324
Deposits	$ 42,250,606	$ 41,479,245	$ 32,743,277	$ 42,250,606	$ 32,743,277
Other liabilities	2,341,853	2,395,505	1,436,565	2,341,853	1,436,565
Shareholders' equity	4,074,414	3,991,444	3,568,482	4,074,414	3,568,482
Total liabilities and shareholders' equity	$ 48,666,873	$ 47,866,194	$ 37,748,324	$ 48,666,873	$ 37,748,324
SELECTED PERIOD AVERAGE BALANCES					
Total assets	$ 48,262,155	$ 45,553,502	$ 37,618,836	$ 44,834,045	$ 36,770,191
Investment securities	9,930,197	8,928,467	6,956,981	8,774,840	6,851,348
Loans and leases	32,694,996	31,635,958	26,977,476	31,148,683	26,368,922
Interest-earning assets	45,617,376	42,795,781	35,293,979	42,151,861	34,473,814
Deposits	41,905,844	39,146,415	32,647,264	38,612,836	31,856,771
Interest-bearing liabilities	25,591,707	24,407,285	20,551,393	24,388,339	20,204,705
Common shareholders' equity	3,679,138	3,648,284	3,580,235	3,651,132	3,545,418
Shareholders' equity	$ 4,019,075	$ 3,988,225	$ 3,580,235	$ 3,896,645	$ 3,545,418
Common shares outstanding	9,836,629	10,105,520	11,060,462	10,137,321	11,286,984
SELECTED RATIOS					
Annualized return on average assets	1.18 %	1.36 %	1.32 %	1.05 %	1.29 %
Annualized return on average equity	14.93	16.43	13.83	12.59	13.41
Net yield on interest-earning assets (taxable equivalent)	3.06	3.14	3.77	3.23	3.80
Tier 1 risk-based capital ratio	11.5	11.4	11.8	11.5	11.8
Tier 1 common equity ratio	10.4	10.3	11.8	10.4	11.8
Total risk-based capital ratio	13.7	13.6	13.1	13.7	13.1
Tier 1 leverage capital ratio	7.8	8.1	9.2	7.8	9.2

Allowance for Credit Losses and Asset Quality Disclosures

(Dollars in thousands, unaudited)	Three months ended September 30, 2020	Three months ended June 30, 2020	Three months ended September 30, 2019	Nine months ended September 30 2020	Nine months ended September 30 2019
ALLOWANCE FOR CREDIT LOSSES [1]					
ACL at beginning of period	$ 222,450	$ 209,259	$ 226,583	$ 225,141	$ 223,712
Adoption of ASC 326	—	—	—	(37,924)	—
Initial PCD allowance on new acquisitions[2]	—	—	—	1,193	—
Provision for credit losses	4,042	20,552	6,766	52,949	23,714
Net charge-offs of loans and leases:					
Charge-offs	(8,932)	(12,064)	(9,647)	(35,257)	(30,403)
Recoveries	6,376	4,703	3,123	17,834	9,802
Net charge-offs of loans and leases	(2,556)	(7,361)	(6,524)	(17,423)	(20,601)
ACL at end of period	$ 223,936	$ 222,450	$ 226,825	$ 223,936	$ 226,825
ACL at end of period allocated to:					
PCD	$ 25,127	$ 26,928	$ 6,867	$ 25,127	$ 6,867
Non-PCD	198,809	195,522	219,958	198,809	219,958
ACL at end of period	$ 223,936	$ 222,450	$ 226,825	$ 223,936	$ 226,825
Reserve for unfunded commitments	$ 13,971	$ 13,685	$ 1,097	$ 13,971	$ 1,097
SELECTED LOAN DATA					
Average loans and leases:					
PCD	$ 512,559	$ 546,998	$ 530,390	$ 529,819	$ 551,065
Non-PCD	32,065,084	30,992,001	26,379,156	30,525,411	25,762,098
Loans and leases at period-end:					
PCD	495,878	530,651	513,589	495,878	513,589
Non-PCD	32,349,266	31,887,774	26,682,922	32,349,266	26,682,922
RISK ELEMENTS					
Nonaccrual loans and leases[3]	$ 186,454	$ 197,791	$ 109,645	$ 186,454	$ 109,645
Other real estate owned	52,789	53,850	46,253	52,789	46,253
Total nonperforming assets	$ 239,243	$ 251,641	$ 155,898	$ 239,243	$ 155,898
Accruing loans and leases 90 days or more past due[3]	$ 3,587	$ 3,796	$ 27,534	$ 3,587	$ 27,534
RATIOS					
Net charge-offs (annualized) to average loans and leases	0.03 %	0.09 %	0.10 %	0.07 %	0.10 %
ACL to total loans and leases[4]:					
PCD	5.07	5.07	1.34	5.07	1.34
Non-PCD	0.61	0.61	0.82	0.61	0.82
Total	0.68	0.69	0.83	0.68	0.83
Ratio of total nonperforming assets to total loans, leases and other real estate owned	0.73	0.77	0.57	0.73	0.57

[1] BancShares recorded no ACL on investment securities as part of the adoption of ASU 2016-13 *Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments* as of January 1, 2020, June 30, 2020, or September 30, 2020.

[2] Upon adoption of ASU 2016-13 as of January 1, 2020, the concept of purchased credit impaired loans under ASC 310-30 was eliminated. Loans and leases determined at the date of acquisition, to have experienced more than insignificant credit quality since origination are accounted for under the guidance in ASC Topic 326-20, *Credit Losses* as purchased credit deteriorated assets. PCD loans and leases are recorded at fair value at the date of acquisition with an initial reserve recorded directly to the allowance for credit losses. Provision is recorded if there is additional credit deterioration after the acquisition date. Non-PCD loans include originated and purchased non-credit deteriorated loans. Loans previously classified as PCI were determined to be PCD.

[3] Upon adoption of ASU 2016-13, we dissolved pooling of PCI loans allowed under ASC 310-30. This increased the amount of nonaccrual loans as those nonaccrual loans within performing PCI pools were previously excluded from reporting. As of January 1, 2020, there were $47.0 million of nonaccrual loans released from performing PCI pools including $24.2 million of loans that were greater than 90 days past due. Of these nonaccrual loans, $27.5 million were outstanding as of September 30, 2020.

[4] Loans originated in relation to the SBA-PPP do not have a recorded ACL. As of September 30, 2020, the ratio of ACL to total Non-PCD loans excluding SBA-PPP loans was 0.68% while the ratio of ACL to total loans excluding SBA-PPP loans was 0.75%.

Average Balance and Net Interest Margin Summary

(Dollars in thousands, unaudited)	Three months ended September 30, 2020 Average Balance	Interest	Yield/ Rate [2]	June 30, 2020 Average Balance	Interest	Yield/ Rate [2]	September 30, 2019 Average Balance	Interest	Yield/ Rate [2]
INTEREST-EARNING ASSETS									
Loans and leases [1]	$ 32,694,996	$ 336,934	4.06 %	$ 31,635,958	$ 326,618	4.10 %	$ 26,977,476	$ 315,621	4.61 %
Investment securities:									
U.S. Treasury	695,419	497	0.28	206,575	679	1.32	834,577	5,262	2.50
Government agency	587,377	1,335	0.91	657,405	1,428	0.87	628,322	4,742	3.02
Mortgage-backed securities	8,047,247	28,236	1.40	7,555,947	28,532	1.51	5,195,711	27,891	2.15
Corporate bonds	489,602	6,433	5.26	299,250	3,782	5.06	149,888	1,912	5.10
Other investments	110,552	739	2.66	209,290	2,236	4.30	148,483	636	1.70
Total investment securities	9,930,197	37,240	1.50	8,928,467	36,657	1.64	6,956,981	40,443	2.32
Overnight investments	2,992,183	757	0.10	2,231,356	553	0.10	1,359,522	7,151	2.09
Total interest-earning assets	$ 45,617,376	$ 374,931	3.24	$ 42,795,781	$ 363,828	3.38	$ 35,293,979	$ 363,215	4.06
INTEREST-BEARING LIABILITIES									
Interest-bearing deposits:									
Checking with interest	$ 9,239,838	$ 1,369	0.06 %	$ 8,562,145	$ 1,310	0.06 %	$ 7,361,758	$ 1,509	0.08 %
Savings	3,070,619	314	0.04	2,846,557	312	0.04	2,636,583	528	0.08
Money market accounts	8,108,832	3,634	0.18	7,618,883	6,519	0.34	6,088,740	6,610	0.43
Time deposits	3,205,850	8,151	1.01	3,398,979	9,775	1.16	3,523,658	13,090	1.47
Total interest-bearing deposits	23,625,139	13,468	0.23	22,426,564	17,916	0.32	19,610,739	21,737	0.44
Securities sold under customer repurchase agreements	710,237	395	0.22	659,244	399	0.24	533,371	542	0.40
Other short-term borrowings	—	—	—	45,549	248	2.16	23,236	203	3.50
Long-term borrowings	1,256,331	6,812	2.15	1,275,928	7,300	2.26	384,047	3,411	3.51
Total interest-bearing liabilities	$ 25,591,707	$ 20,675	0.32	$ 24,407,285	$ 25,863	0.42	$ 20,551,393	$ 25,893	0.50
Interest rate spread			2.92 %			2.96 %			3.56 %
Net interest income and net yield on interest-earning assets		$ 354,256	3.06 %		$ 337,965	3.14 %		$ 337,322	3.77 %

[1] Loans and leases include PCD and non-PCD loans, nonaccrual loans and loans held for sale.

[2] Yields related to loans, leases and securities exempt from both federal and state income taxes, federal income taxes only, or state income taxes only are stated on a taxable-equivalent basis assuming statutory federal income tax rates of 21.0%, as well as state income tax rates of 3.4% for all periods presented. The taxable-equivalent adjustment was $597 thousand, $571 thousand and $897 thousand for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.